UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20429
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2025
CARTER BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia	001-39731	85-3365661
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)
1300 Kings Mountain Road, Martinsville, Virginia 24112
(Address of Principal Executive Offices) (Zip Code)
(276) 656-1776
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	CARE	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07. - Submission of Matters to a Vote of Security Holders.

On May 28, 2025, Carter Bankshares, Inc. (the “Company”) held its 2025 Annual Meeting of Shareholders (the “Annual Meeting”). A total of 19,189,660 of the Company’s shares were voted in person or by proxy. Following are the final voting results on the matters considered and voted upon at the Annual Meeting, all of which are described in the Proxy Statement for the 2025 Annual Meeting.

Proposal #1

To elect the 11 Directors below to serve until the 2026 Annual Meeting of Shareholders or until their successors are elected:

	For	Withhold Authority	Broker Non-Votes
Michael R. Bird	13,174,600	549,985	5,465,075
Kevin S. Bloomfield	13,040,275	684,310	5,465,075
Robert M. Bolton	13,239,569	485,016	5,465,075
Gregory W. Feldmann	12,616,617	1,107,968	5,465,075
James W. Haskins	12,675,868	1,048,717	5,465,075
Phyllis Q. Karavatakis	13,138,156	586,429	5,465,075
Jacob A. Lutz, III	12,927,624	796,961	5,465,075
Catharine L. Midkiff	13,233,479	491,106	5,465,075
Curtis E. Stephens	13,234,385	490,200	5,465,075
Litz H. Van Dyke	13,093,626	630,959	5,465,075
Elizabeth L. Walsh	13,227,869	496,716	5,465,075

Proposal #2

To approve, in an advisory and non-binding vote, the compensation of the Company’s named executive officers as disclosed in the proxy statement.

For	Against	Abstain	Non- Votes
12,652,456	1,006,697	65,432	5,465,075

Proposal #3

To ratify the appointment of the independent registered public accounting firm of Crowe LLP as the independent auditors of the Company for the fiscal year ending December 31, 2025.

For	Against	Abstain	Non- Votes
18,824,437	346,624	18,599	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER BANKSHARES, INC.
(Registrant)

Date: May 29, 2025	By:	/s/ Wendy S. Bell
	Name:	Wendy S. Bell
	Title:	Chief Financial Officer